---------------------------
                                                            FILED

                                                       In the Office of the
                                                   Secretary of State of Texas

                                                          OCT 27 2000
                                                   ---------------------------

                             ARTICLES OF AMENDMENT
                        TO THE ARTICLES OF INCORPORATION
                                       OF
                               GAMEHAPPY.COM INC.
                                                          Corporations Section


         Pursuant to the provisions of Article 4.04 of the Texas Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

                                   ARTICLE I

        The name of the corporation is GameHappy.com Inc.

                                   ARTICLE II

        ARTICLE FOUR of the Articles of Incorporation is hereby amended so as to provide in its entirety as follows:

                                  ARTICLE FOUR

                    The total authorized capital stock of the corporation is fifty million (50,000,000) shares of common stock, with a par value of $0.0001 per shares; and twenty million (20,000,000) shares of preferred stock, with a par value of $1.00 per share, with voting rights, and that may be convertible to the common stock of the corporation.

                    Such  stock may be issued  from time to time  without
           action by the shareholders for consideration as may be determined, from time to time, by the Board of Directors and such shares so issued shall be deemed fully paid stock, and the holders of such stock shall not be liable for any further payment thereon. Further, the preferred stock may be issued in one or more series, from time to time, at the discretion of the Board of Directors without stockholder approval, with each such series to consist of such number of shares and to have such voting powers (whether full, limited, or no voting powers) and such designations, powers, preferences, and relative, participating, optional, redemption, conversion, exchange, or other special rights, and such qualifications, limitation, or restrictions thereof, as shall be stated in the resolution or resolutions providing for the issuance of Directors is hereby expressly vested with the authority, to the full extent now or hereafter provided by law, to adopt any such resolution or resolutions. Each share of any such series shall be identical except



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           as to the date from which dividends/coupons, if any, shall accrue.

                                  ARTICLE III

         ARTICLE ELEVEN of the Articles of Incorporation is hereby amended so as to provide in its entirety as follows:


                                 ARTICLE ELEVEN

                    No holder of any stock of the corporation shall be entitled as a matter of right to purchase or subscribe for any part of any stock of the corporation authorized by these Articles or any additional stock of any class to be issued by reason of any increase of the authorized stock of the corporation, or any bonds, certificates of indebtedness, debentures, warrants, options, or other securities convertible into any class of stock of the corporation, but any stock authorized by these Articles or any such additional authorized stock or securities convertible into any stock may be issued and disposed of by the Board of Directors to such persons, firms, corporations, or associations for such consideration and upon such terms and in such manner as the Board of Directors may in its discretion determine without offering any thereof on the same terms or on any terms to the shareholders then of record or to any class of shareholders, provided only that such issuance may not be inconsistent with any provision of law or with any of the provisions of these Articles.

                                   ARTICLE IV

        ARTICLE TWELVE of the articles of Incorporation is hereby added so as to provide in its entirety as follows:

                    Directors   shall  be  elected  by   majority   vote.
           Cumulative voting shall not be permitted.

                                   ARTICLE V

         The foregoing amendments to the Articles of Incorporation were adopted unanimously by the shareholders of the corporation on October 17, 2000.

                                   ARTICLE VI

         The number of shares of common stock of the corporation outstanding and entitled to vote at the time of such adoption was 9,900.



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                                  ARTICLE VII

         The holders of all the shares outstanding and entitled to vote on said amendments voted for the amendments.


         Executed to be effective as of October 17, 2000.


                                          GameHappy.com Inc.,
                                          a Texas corporation



                                          By:  /s/  Michael Davis
                                          ----------------------------------
                                                    Michael Davis, President














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